Exhibit 21

UAL SUBSIDIARIES
(as of March 30, 2006)

                                                                                                Jurisdiction of Incorporation

UAL Corporation                                                                    Delaware
(Wholly-owned subsidiaries):
Air Wis Services, Inc.                                                                Wisconsin
Four Star Insurance Company, Ltd.                                            Bermuda
UAL Benefits Management, Inc.                                                 Delaware
United Air Lines, Inc.                                                                 Delaware
United Biz Jet Holdings, Inc.                                                       Delaware
MyPoints.com, Inc.                                                                    Delaware
Ameniti Travell Clubs, Inc.                                                         Delaware

United Air Lines, Inc.
(Wholly-owned subsidiaries):
UAL Loyalty Services, Inc.                                                         Delaware
Covia LLC                                                                                 Delaware
Kion de Mexico, S.A. de C.V.                                                   Mexico
Mileage Plus, Inc.                                                                       Delaware
United Aviation Fuels Corporation                                              Delaware
United Cogen, Inc.                                                                     Delaware
United Vacations, Inc.                                                                Delaware

Air Wis Services, Inc.
(Wholly-owned subsidiaries):
Air Wisconsin, Inc.                                                                   Wisconsin

Air Wis Services, Inc. (999 shares, United Air Lines, Inc. (1 share)
(subsidiary):
Domicile Management Services, Inc.                                          Delaware

UAL Loyalty Services, Inc.
(Wholly-owned subsidiary):
Mileage Plus Holdings, Inc.                                                       Delaware

Mileage Plus Holdings, Inc.
(Wholly-owned subsidiary):
Mileage Plus Marketing, Inc.                                                     Delaware

Covia LLC currently owns a 55.9949803% equity interest in the Galileo Japan Partnership, a Delaware general partnership.